SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): July 13, 2011

                               AXA FINANCIAL, INC.
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             (Exact name of Registrant as specified in its charter)



          Delaware                       1-11166                 13-3623351
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(State or other jurisdiction of   (Commission File Number)   (I.R.S. Employer
incorporation or organization)                               Identification No.)



1290 Avenue of the Americas
New York, New York                                              10104
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(Address of principal executive offices)                      (Zip Code)


                                 (212) 554-1234
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              (Registrant's telephone number, including area code)

                                      None
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             (Former name or address, if changed since last report)

    Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

    / / Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
    / / Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
    / / Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
    / / Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01  Entry into a Material Definitive Agreement.

On July 13, 2011, AXA Financial, Inc. ("AXA Financial"), AXA Financial's parent, AXA, and AXA Financial (Bermuda) Ltd. ("AXA Financial Bermuda"), a wholly owned subsidiary of AXA Financial entered into a multi-currency revolving credit facility (the "Credit Agreement") with certain major lending institutions.

The Credit Agreement provides for an unsecured revolving credit facility in the amount of (Euro)4,000,000,000 (or its equivalent in Optional Currencies). The maximum amount which may be drawn or utilized by AXA Financial and AXA Financial Bermuda in respect of Loans and Letters of Credit is U.S.$1,000,000,000 in aggregate and with respect to Swingline Loans U.S.$500,000,000 in aggregate for AXA and AXA Financial. AXA Financial and AXA Financial Bermuda may only draw Loans denominated in U.S. Dollars. The obligations of AXA Financial and AXA Financial Bermuda are guaranteed by AXA. Loans drawn under the Credit Agreement may be borrowed for general corporate purposes until its Termination Date, the fifth anniversary of the closing date of the Credit Agreement, unless extended pursuant to its terms. The rate of interest on each Loan for each Interest Period is the percentage rate per annum, which is equal to the aggregate of the applicable Margin, LIBOR or, in relation to any Loan in euro, EURIBOR; and Mandatory Cost, if any (each as defined in the Credit Agreement). The rate of interest on each Swingline Loan for any day during its Interest Period is the higher of: (a) the prime commercial lending rate in U.S. dollars announced by the Swingline Agent at the Specified Time and in force on that day; and (b) zero point five zero per cent (0.50%) per annum over the rate per annum determined by the Swingline Agent to be the Federal Funds Rate for that day.

The Credit Agreement contains customary representations and warranties, covenants and conditions precedent to borrowing. The Credit Agreement also contains customary events of default. Upon the occurrence of an event of default, all outstanding borrowings under the Credit Agreement may be accelerated and become immediately due and payable.

Certain of the lenders under the Credit Agreement and their affiliates have performed and/or may in the future perform various commercial banking, investment banking and other financial advisory services for the Registrant, AXA and its affiliates for which they have received and/or will receive customary fees and expenses. In addition, the Registrant and some of its subsidiaries have entered into derivative arrangements with certain of the lenders and their affiliates.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information related to the Credit Agreement discussed under Item 1.01 above is hereby incorporated by reference under this Item 2.03.


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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        AXA FINANCIAL, INC.


Date:  July 18, 2011                        By: /s/ Dave S. Hattem
                                            --------------------------------
                                            Name:  Dave S. Hattem
                                            Title: Senior Vice President and
                                                   Deputy General Counsel








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